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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):             November 14, 1997




                             U.S. TECHNOLOGIES INC.
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             (Exact name of registrant as specified in its charter)


Delaware                             0-15960                   73-1284747
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


3901 Roswell Road, Suite 300, Marietta, Georgia                        30062
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code      (770) 565-4311
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
One Buckhead Plaza, 3060 Peachtree Road, N.W., Suite 1890, Atlanta, Georgia  30350
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On October 31, 1997, the Board of Directors of U.S. Technologies Inc. (the "Company") declared a dividend of one Common Stock Purchase Right (a "Right") for each outstanding share of common stock, par value $.02 per share, of the Company (the "Common Stock"). The dividend is payable on November 14, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-hundredth (1/100) of a share of the Common Stock at a price of $20.00 per share (the "Purchase Price"), or $.20 per one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 31, 1997, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Securities Transfer & Trust, Inc., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of the Summary of Rights to Purchase Shares of the Common Stock which accompanies the letter distributed to shareholders.

         Existing holdings of 15% or more of the Company's Common Stock (including those of Kenneth H. Smith and James V. Warren) will not cause the Rights to be exercisable, or entitle the holders of Rights to purchase additional shares of the Company or any other entity, provided that such shareholders, excluding Messrs. Smith and Warren, dispose of sufficient shares such that such person shall thereafter beneficially own less than 15% of the Common Stock the outstanding. With respect to Messrs. Smith and Warren, the acquisition of additional shares without Board approval shall cause such person to become an "Acquiring Person."

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights to Purchase Shares of the Common Stock, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

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         The Rights are not exercisable until the Distribution Date. The Rights will expire, if not previously exercised, on October 31, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase the Common Stock at a price, or securities convertible into the Common Stock with a conversion price, less than the then-current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then-current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right (the "Exchange Ratio").

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of the Common Stock will be issued (other than fractions which are integral multiples of one-hundredth of a share of Common Stock, which may, at the election of the Company, be evidenced by depositary

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receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

         At any time prior to the Distribution Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the Distribution Date. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.

         As of November 14, 1997, there were 27,921,063 shares of Common Stock issued and outstanding, 0 shares held in treasury, and an aggregate of 234,600 shares reserved for issuance. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on November 14, 1997. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights.

         The Rights Agreement, including the Form of Right Certificate attached as Exhibit A thereto, and the Summary of Rights to Purchase Shares of Common Stock attached as Exhibit B thereto, together with a letter to the Company's stockholders, dated November 18, 1997, explaining the Rights, and a Press Release, dated November 3, 1997, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits.

   4. Rights Agreement, dated as of October 31, 1997, between U.S. Technologies Inc. and American Securities Transfer & Trust, Inc., as Rights Agent, which includes the Form of Right Certificate as Exhibit A, and the Summary of Rights to Purchase Shares of Common Stock as Exhibit B.

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   20.  Letter to U.S. Technologies Inc. stockholders, dated November 18, 1997.

   99.  Press Release, dated November 3, 1997.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of November 19, 1997              U.S. TECHNOLOGIES INC.



                                           By:/s/ Kenneth H. Smith
                                              ---------------------------------
                                              Kenneth H. Smith
                                              President and
                                              Chief Executive Officer

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                                 Exhibit Index

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Exhibit No.                    Description                                       Page
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
4            Rights Agreement, dated as of October 31, 1997, between U.S.
             Technologies Inc. and American Securities Transfer & Trust,
             Inc., as Rights Agent, which includes the Form of Right
             Certificate as Exhibit A and the Summary of Rights to
             Purchase Shares of Common Stock as Exhibit B.

20           Letter to U.S. Technologies Inc. stockholders, dated
             November 18, 1997.

99           Press Release, dated November 3, 1997.

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